EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-133910) and related Prospectus Supplement of LKQ Corporation covering 10,000,000 shares of its common stock and to the incorporation by reference therein, and to the incorporation by reference in the LKQ Corporation Registration Statement (Form S-8 No. 333-110149) pertaining to the LKQ Corporation 1998 Equity Incentive Plan, CEO Stock Option Plan, and Stock Option and Compensation Plan for Non-Employee Directors, and to the incorporation by reference in the LKQ Corporation Registration Statement (Form S-8 No. 333-128151) pertaining to the LKQ Corporation 1998 Equity Incentive Plan, and to the incorporation by reference in the LKQ Corporation Registration Statement (Form S-4 No. 333-133911) for the registration of 5,000,000 shares of its common stock of our report dated June 8, 2007, with respect to the consolidated financial statements of Keystone Automotive Industries, Inc. as of March 30, 2007 and March 31, 2006 and for each of the three years in the period ended March 30, 2007, included in this Current Report on Form 8-K of LKQ Corporation dated September 5, 2007.

/s/ ERNST & YOUNG LLP

Los Angeles, California
August 31, 2007